Global Med Technologies(R), Inc. Completes Acquisition of Inlog, SA, a Leading European Medical Software Firm

Thursday June 26, 11:58 am ET

Particular Interest in Inlog's Cellular Therapy Product Shown by U.S. Institutions

DENVER, June 26 /PRNewswire-FirstCall/ -- Global Med Technologies®, Inc. ("Global Med" or the "Company") (OTC Bulletin Board: GLOB - News), an international e-Health, medical information technology company, today announced the completed acquisition of Inlog, SA, and its German and related subsidiary ("Inlog"), a private European medical software firm, for a maximum of $11.5 million in a combination of cash, stock and earnout. The structure of this transaction is expected to be accretive, exclusive of financing costs, in the first full year of operations. Inlog's management is planning to stay with the Company.)

Inlog, based in Lyon, France, with additional operations in Grenoble, France, and Munich and Alzey, Germany, is a leading European provider of donor center and transfusion information management systems as well as laboratory information systems and other ancillary medical software systems. Inlog currently maintains 700 sites in 15 countries.

Inlog's shareholders must use $500,000 of the cash proceeds to purchase Global Med common stock in the open market within three months of the closing. Inlog's unaudited revenues for their fiscal year ended June 30, 2007 were approximately euro 7.0 million* or about $12.4 million at current exchange rates, with EBITDA of approximately euro 940,000* or approximately $1.45 million. Inlog's unaudited revenues for the nine months ended March 31, 2008 were approximately euro 6.6 million or about $10.2 million at current exchange rates, with EBITDA of approximately euro 780,000 or approximately $1.2 million. Global Med will utilize a combination of existing cash and debt to pay for the transaction.

Chairman and CEO of Global Med Technologies, Inc., Michael I. Ruxin, M.D., stated, "The acquisition of Inlog by Global Med is a transforming event in the history of our Company. As a leading provider of blood and laboratory software applications in 20 countries (in the U.S., Canada, Caribbean, European Union, Africa, French Polynesia, and New Caledonia) we are now poised to grow our Company in the global marketplace and react quickly to a rapidly changing international market." Dr. Ruxin continued, "The accretive nature of the transaction will also further strengthen Global Med's financial position and propel the Company to develop more next-generation medical software solutions." Dr. Ruxin further stated, "With the combination of Global Med and Inlog, we know of no other company, domestic or international, that brings the breadth and depth of blood-related software applications to the world market. Our new international suite of software products contains eleven applications that will permit us to grow our global presence."

Interest has been generated on both sides of the Atlantic for products from Inlog and Global Med's U.S.-based division, Wyndgate Technologies. Particular notice has been shown by U.S. institutions for Inlog's EdgeCell software, a Cellular Therapy application for tissue banks, stem cell centers and cord blood centers. EdgeCell has received the European designation, NF/ISO 25051/12119 certification, assuring the highest level of quality regarding the design, the testing and validation of the software, the documentation quality and the quality of support and maintenance.

Inlog's product line also includes EdgeBlood** (also known as CTS Serveur, for the donor center marketplace), EdgeTrack** (for the hospital transfusion marketplace), EdgeLab (Laboratory Information System "LIS"), and SAPA (supports regulatory compliance and document management). Inlog is ISO 9001:2000 certified and these products have also received the NF/ISO 25051/12119 certification.

Inlog has a substantial blood center and transfusion market share in France, Germany, Austria, Belgium and Switzerland and installations in Greece and Monaco. In Africa, Inlog supplies its blood center and transfusion systems to the National Blood Services of Gabon, Burkina Faso and Senegal, as well as having installations in Algeria, the Ivory Coast and Rwanda. Inlog's EdgeLab, with 130 laboratory sites in France, is gaining market share in Germany, Spain, Belgium, the Middle East and Asia. There are no current plans to bring EdgeLab into the U.S.

Thomas F. Marcinek, the Company's President and COO, stated, "We are excited to have Inlog join the Global Med group of companies. As Inlog has significantly grown their market share, this acquisition doubles our customer base. Inlog's experience in handling international implementations and their cutting edge software solutions complement our current offerings and expand Global Med's market presence. Furthermore, EdgeCell, Inlog's successful cellular therapy software, will fulfill an immediate need for our customers in the U.S. market." Mr. Marcinek added, "We have respect and admiration for the Inlog management and staff and their attention to customer service. The synergistic value of bringing two strong organizations together will result in innovative solutions and continued dynamic growth."

Renaud Blanc-Bernard of Inlog commented, "On behalf of Inlog, we are all very pleased to join forces with Global Med. Becoming an international group of almost 200 people, present in 20 countries and maintaining 1,400 transfusion centers, blood banks and laboratories, we're developing our human, commercial and technical strengths while providing the capacity to handle large national implementations anywhere in the world." Mr. Blanc-Bernard further stated, "With the synergies between our two companies, we have now more than doubled the development capabilities of Global Med and are already seeing increased interest in our collective systems in the international marketplace. Our inaugural joint marketing efforts at the ISBT international conference in Macao, China were well received. We were also quite pleased at the interest shown in our products during a recent conference in the United States and we recognize the strategic advantages in providing an enhanced product line to customers."

About Global Med Technologies, Inc.

Global Med Technologies®, Inc. is an international e-Health medical information technology company providing information management software products and services to the healthcare industry. Its Wyndgate Technologies® division is a leading supplier of information management systems to U.S. and international blood centers and hospital transfusion centers. Each year, Wyndgate's products and services manage more than eight million blood components, representing over 27% of the U.S. blood supply. Wyndgate's products are also being used in Canada, Africa, and the Caribbean. Wyndgate's software provides Vein-to-Vein® tracking from donor collection to patient transfusion through its Donor Doc(TM) interactive donor health history questionnaire, ElDorado Donor(TM) and SafeTrace® donor management systems, to its SafeTrace Tx® advanced transfusion management system. Global Med's PeopleMed®, Inc. subsidiary provides custom software validation, consulting and compliance solutions to hospitals and blood centers. PeopleMed's in-depth knowledge of Wyndgate's products and the blood banking industry results in cost-effective validation services, which leads to more efficient software implementations and upgrades for our customers.

For more information about Global Med's products and services, please call 800-WYNDGATE or visit http://www.globalmedtech.com, http://www.peoplemed.com and http://www.wyndgate.com.

This news release may include statements that constitute forward-looking statements, usually containing the words "believe," "estimate," "project," "expects" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this news release.

*The information provided herein represents unaudited non-GAAP information at current exchange rates and may be subject to change. In addition, certain discontinued operations and non-recurring expenses have been eliminated. The Company believes the preparation of this non-GAAP information may be helpful to investors in determining what the current year's and future year's results may or would look like for Inlog.

**FDA 510(k) clearance required prior to sales in the U.S.